Fiscal 2015 3rd Quarter Presentation May 20, 2015 Exhibit 99.2

2 Agenda and Participants Introduction and Q3-15 Overview Industry Update Financial & Operational Highlights Outlook Conclusion Q&A Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel Participants Agenda

3 Forward Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K, filed with the SEC on September 9, 2014 and our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 13 through 16 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

4 Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.  Contract revenue of $492.4 million in Q3-15 compared to $426.3 million in Q3-14  Strong third quarter operating performance  Adjusted EBITDA - Non-GAAP of $63.0 million, or 12.8% of revenue, compared to $39.6 million, or 9.3% in Q3-14  Net income of $0.58 per share diluted in Q3-15 compared to $0.23 per share diluted in Q3-14  Increased Senior Credit Facility capacity to $600 million and extended maturity date to April 2020  Repurchased 275,000 shares at an average price of $49.24 per share for $13.5 million $ in millions, except earnings per share Q3-15 Overview and Highlights $426.3 $492.4 Q3-14 Q3-15 Contract Revenues $0.23 $0.58 Q3-14 Q3-15 Diluted EPS

5 Industry increasing network bandwidth dramatically  Major industry participants deploying significant wireline networks  Newly deployed networks provisioning 1 gigabit speeds, speeds beyond 1 gigabit envisioned  Industry developments are producing opportunities which are in aggregate unprecedented Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Revenues and opportunities driven by this new standard accelerated during the third quarter of fiscal 2015  Customer spending modulations have diminished • network strategies have firmed • multi-year initiatives are being outlined publicly • timing uncertainty has receded Dycom’s scale, market position and financial strength position it well as opportunities continue to expand Industry Update

6 7.5% 10.0% 0.9% (3.8)% (0.7)% (2.4)% 10.5% 13.4%12.6% 15.8% 4.6% (2.5)% 1.7% 1.6% 13.8% 18.6% -5% 0% 5% 10% 15% 20% Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Organic Growth (Decline) % - Non GAAP Organic Growth % Organic Growth % - Excluding stimulus revenue AT&T CenturyLink Comcast Verizon Unnamed customer Q3-14 20.8% 12.8% 12.1% 7.9% 3.3% Q3-15 21.3% 13.9% 13.3% 7.5% 6.3% 0% 4% 8% 12% 16% 20% 24% % of R evenu e Revenue % by Top 5 Customers  Top 5 customers represented 62.2% of revenue in Q3-15 compared to 59.9% in Q3-14  AT&T, Dycom’s largest customer, grew 14.1% organically  CenturyLink with organic growth of 18.9%  Comcast grew 25.8% organically  Verizon, Dycom’s fourth largest customer, grew 9.0% organically Revenue Highlights  Organic growth of 13.4%  Excluding services for stimulus funded projects, organic growth of 18.6%  Revenue from Q3-15’s Top 5 customers combined increased 23.2% organically; all other customers increased 0.5% organically Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. (a) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. (a)

7 10,822 11,107 10,410 10,324 10,592 10,708 10,824 10,852 0 3,000 6,000 9,000 12,000 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Employees $1,217 $1,116 $1,193 $1,179 $1,345 $1,396 $1,564 $1,618 $2,197 $1,996 $2,147 $2,046 $2,331 $2,359 $2,986 $2,912 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Backlog 12 month backlog Customers Description Area Approximate Term (in years) Comcast Construction and Maintenance Services California, Colorado 2-3 Charter Construction and Maintenance Services Illinois, Missouri, Tennessee, North Carolina, South Carolina, Texas 1 CenturyLink Construction Services Minnesota, Washington 1-3 Time Warner Cable Construction and Maintenance Services California, Arizona, Texas 1 Windstream Construction and Engineering Services New Mexico, Pennsylvania, Missouri, Arkansas 3 Backlog and Awards Notes: Our backlog estimates represent amounts under master service agreements and other contractual agreements, including long-term contracts, for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Selected Current Awards and Extensions $ in millions

Financial Highlights

$ in millions


Contract Revenues
$426.3
$492.4
Q3-14
Q3-15


Adjusted EBITDA-Non-GAAP
As a % of Revenues
9.3%
12.8%
$39.6
$63.0
Q3-14
Q3-15

$ in millions, except earnings per share	Q3-14	Q3-15	Change
Contract revenues	$ 426.3	$ 492.4	$ 66.1
Cost of earned revenues	$ 350.4	$ 388.2	$ 37.9
Gross margin as % of revenue	*17.8%*	*21.1%*	*3.3%*
General & administrative	$ 39.2	$ 44.7	$ 5.5
General & administrative as % of revenue	*9.2%*	*9.1%*	*-0.1%*
Depreciation	$ 18.6	$ 19.8	$ 1.2
Amortization	$ 4.1	$ 4.1	$ 0.0
Interest expense, net	$ 6.6	$ 6.6	$ 0.1
Other income, net	$ 5.6	$ 3.5	$ (2.1)
Income tax expense	$ 5.2	$ 12.0	$ 6.8
Net income	$ 7.9	$ 20.3	$ 12.4
Adjusted EBITDA - Non-GAAP	$ 39.6	$ 63.0	$ 23.5
Adjusted EBITDA as % of revenue	*9.3%*	*12.8%*	*3.5%*
Earnings per share - Diluted	$ 0.23	$ 0.58	$ 0.35

Amounts above may not add due to rounding.

- Revenue of $492.4 million grew organically 13.4% compared to Q3-14
- Adjusted EBITDA at 12.8% as percent of revenue, grew 352 basis points as compared to Q3-14
  - Gross margin % increased by 334 basis points from better mix of work types, lower fuel prices and improved productivity with more favorable weather compared to Q3-14
  - G&A increase reflects our scale and an increase in performance-based compensation from strong operating results; G&A as a % of revenue declined

Notes: See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.

8

Cash Flow and Liquidity

DYCOM INDUSTRIES INC.

$ in millions

Cash Flow Summary	*Q3-15*	*Q3-15 YTD*
Cash flow from operations	$ 40.3	$ 123.6
Capital expenditures, net of disposals	$ (35.3)	$ (70.1)
Cash paid for acquisitions	$ -	$ (9.8)
Other investing activity	$ (4.0)	$ (4.5)
Proceeds (Repayments) of debt	$ 12.9	$ (10.8)
Proceeds of option exercises	$ 4.5	$ 6.8
Share repurchases	$ (13.5)	$ (30.7)
Debt issuance costs	$ (3.5)	$ (3.5)
Other financing activity, net	$ 2.8	$ 0.9

Liquidity Summary	*Q2-15*	*Q3-15*
Cash and equivalents	$ 18.4	$ 22.5
7.125% Senior Notes	$ 280.5	$ 280.4
Amended Senior Credit Facility, matures April 2020		
$450 million revolver (previously $275 million)	44.0	16.3
Term Loan	109.4	150.0
Total Debt	$ 433.9	$ 446.7
Net Debt (Total Debt less Cash)	$ 415.5	$ 424.1
Availability under revolver	$ 176.6	$ 379.3
Letters of Credit outstanding	$ 54.4	$ 54.4
Cash and availability under revolver	$ 195.0	$ 401.9

Amounts above may not add due to rounding.

- Strong balance sheet and operating cash flows; DSO improved sequentially 4 days to 92 DSO at Q3-15
- Increased Senior Credit Facility capacity to $600 million and extended maturity date to April 2020
  - $450 million in revolver capacity and $150 million term loan
  - Liquidity of $401.9 million with $22.5 million of cash on hand and $379.3 million in availability under the revolver portion of the Senior Credit Facility
- Repurchased 275,000 shares in Q3-15 at an average price of $49.24 per share for $13.5 million

9

Q4-2015 Outlook

($ in millions, except earnings per share)
(% as a percent of revenue)

	Q4-2014 Included for comparison	Q4-2015 Outlook and Commentary	
Contract Revenues	$ 482.1	**$ 550.0 - $ 570.0**	➤ Firm and strengthening end market opportunities ➤ Increased demand by several large customers, including 1 gigabit deployments and customers where we are growing core market share ➤ Lower revenue from rural customers on stimulus projects
Gross Margin % *Non-GAAP Q4-14*	19.8%	Gross Margin % which expands from Q4-14	➤ Gross margin expectations reflect a solid mix of customer growth opportunities
G&A Expense %	8.5%	8.3% - 8.5%	➤ General & Administrative expenses reflecting scale and higher performance-based compensation, including share-based award expense
Stock-based compensation included in G&A Expense %	$ 2.9	$ 3.2	
Depreciation & Amortization	$ 23.1	$ 24.9 - $ 25.4	➤ Includes amortization of $4.3 million in Q4-15 and $4.2 million in Q4-14
Interest Expense	$ 6.6	Approximately $ 6.8	
Other Income	$ 3.0	$ 1.3 - $ 1.7	
Adjusted EBITDA % - Non-GAAP	11.9%	Adjusted EBITDA % which expands from Q4-14	
Earnings Per Share* – Diluted (Non-GAAP)	$ 0.48	**$ 0.74 - $ 0.82**	***EPS increases from revenue growth and expanding EBITDA***
Diluted Shares (in millions)	35.0	Approximately 35.0	

Notes: See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures

**Q4-14 effective tax rate was 39.3%; Outlook for Q4-15 is estimated based on an effective tax rate near 38.5%*

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11 Looking Ahead to Q1-2016 ($ in millions) (% as a percent of revenue) Q1-2015 Included for comparison Q1-2016 Outlook and Commentary Contract Revenues $ 510.4 Revenue growth - high-single to low-double digits % compared to Q1-15  Firm and strengthening end market opportunities  Increased demand by several large customers, including 1 gigabit deployments and customers where we are growing core market share Gross Margin % 20.9% Gross Margin % which increases from Q1-15 G&A Expense % 8.8% G&A as a % of revenue decreases slightly from Q1-15 Stock-based compensation included in G&A Expense % $ 3.9 $ 4.5 Depreciation & Amortization $ 22.9 $ 25.3 - $25.8 Interest Expense $ 6.7 Approximately $ 6.8 Other Income $ 1.8 $ 1.4 - $ 1.8 Adjusted EBITDA % - Non-GAAP 13.0% Adjusted EBITDA % which increases from Q1-15 EBITDA increases from revenue growth and improved gross margin Notes: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. *Fiscal 2016 will consist of 53 weeks. Q1-16, Q2-16, and Q3-16 will each consist of 13 weeks of operations and Q4-16 will consist of 14 weeks of operations.

12 Conclusion Firm and strengthening end market opportunities  Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses with cable capital expenditures and new build opportunities expanding  Connect America Fund (“CAF”) 1 projects are deploying fiber deeper into rural networks; Multi-year CAF 2 projects are emerging  Customers are consolidating supply chains creating opportunities for market share growth Encouraged that industry participants remain committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
($ in 000's)

	Three Months Ended			
	April 25, 2015	April 26, 2014	July 26, 2014	October 25, 2014
	Q3-15	Q3-14	Q4-14	Q1-15
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:				
Net income	$ 20,258	$ 7,895	$ 16,489	$ 20,807
Interest expense, net	6,646	6,563	6,578	6,749
Provision for income taxes	11,999	5,179	10,693	13,534
Depreciation and amortization	23,985	22,726	23,060	22,930
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	62,888	42,363	56,820	64,020
Gain on sale of fixed assets	(3,067)	(5,469)	(2,802)	(1,523)
Stock-based compensation expense	3,219	2,671	2,876	3,890
Charges for wage and hour class action litigation settlements	-	-	600	-
Adjusted EBITDA - Non-GAAP	$ 63,040	$ 39,565	$ 57,494	$ 66,387
Contract Revenues	$ 492,363	$ 426,284	$ 482,071	$ 510,389
Adjusted EBITDA - Non-GAAP as a % of contract revenues	12.8%	9.3%	11.9%	13.0%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

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Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth (decline) to Non-GAAP organic revenue growth (decline).

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS		NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %		
		Revenues from businesses acquired (a)	*Revenues from storm restoration services*		*Organic revenues from customers for stimulus work (c)*		GAAP %	NON-GAAP - Organic % (a)	NON-GAAP - Organic % excluding stimulus (a) (c)
Q3-15 Organic Growth:									
Q3-15	$ 492.4	$ (8.9)	$ -	$ 483.4	$ (8.7)	$ 474.8	15.5%	13.4%	18.6%
Q3-14	$ 426.3	$ -	$ -	$ 426.3	$ (26.0)	$ 400.3			
Prior Quarters Prior Quarters Organic Growth (Decline):									
Q2-15	$ 441.1	$ (9.5)	$ -	$ 431.5	$ (9.1)	$ 422.4	12.9%	10.5%	13.8%
Q2-14	$ 390.5	$ -	$ -	$ 390.5	$ (19.2)	$ 371.3			
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	$ (14.0)	$ 486.3	(0.5)%	(2.4)%	1.6%
Q1-14	$ 512.7	$ -	$ -	$ 512.7	$ (34.2)	$ 478.6			
Q4-14	$ 482.1	$ (9.5)	$ -	$ 472.6	$ (23.8)	$ 448.7	0.7%	(0.7)%	1.7%
Q4-13	$ 478.6	$ (2.6)	$ -	$ 476.1	$ (34.8)	$ 441.3			
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			

Notes: Amounts above may not add due to rounding.

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP includes revenues of businesses acquired in Q2-13 ("Acquired Subsidiaries") as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work is comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Revenues from stimulus work included in the Non-GAAP adjustments include all stimulus revenues beginning with Q3-14 organic calculation when the Acquired Subsidiaries were in both periods.

14

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (decline).

	Total Contract Revenue	Top 5 Customers combined*	All customers (excluding Top 5 Customers)	AT&T	CenturyLink	Comcast	Verizon
GAAP Revenue							
Q3-15	$ 492.4	$ 306.2	$ 186.1	$ 104.7	$ 68.5	$ 65.2	$ 36.8
Q3-14	$ 426.3	$ 242.5	$ 183.8	$ 88.5	$ 54.7	$ 51.6	$ 33.7
GAAP Revenue - % Changes	**15.5%**	**26.3%**	**1.3%**	**18.3%**	**25.2%**	**26.3%**	**9.0%**
Non-GAAP Adjustments							
Q3-15 - Revenue from businesses acquired in Q1-15 and Q4-14	$ (8.9)	$ (7.5)	$ (1.4)	$ (3.8)	$ (3.5)	$ (0.2)	$ -
Non-GAAP Revenue							
Q3-15	$ 483.4	$ 298.7	$ 184.7	$ 101.0	$ 65.0	$ 65.0	$ 36.8
Q3-14	$ 426.3	$ 242.5	$ 183.8	$ 88.5	$ 54.7	$ 51.6	$ 33.7
Non-GAAP Revenue - % Changes (a)							
Organic Revenue % Change (excluding revenue from businesses acquired in Q1-15 and Q4-14)	**13.4%**	**23.2%**	**0.5%**	**14.1%**	**18.9%**	**25.8%**	**9.0%**

* Includes AT&T, CenturyLink, Comcast, Verizon, and Unnamed customer in both Q3-15 and Q3-14

Notes: Amounts above may not add due to rounding.

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

15

16 Reconciliation of GAAP to Non-GAAP Measures ($ in 000’s) Appendix: Regulation G Disclosure GAAP Reconciling Items Non-GAAP Contract revenues 482,071$ -$ 482,071$ Cost of earned revenues, excluding depreciation and amortization 387,221 (600) (a) 386,621 General and administrative expenses 41,058 - 41,058 Depreciation and amortization 23,060 - 23,060 Total 451,339 (600) 450,739 Interest expense, net (6,578) - (6,578) Other income, net 3,028 - 3,028 Income before income taxes 27,182 600 27,782 Provision for income taxes (b) 10,693 236 10,929 Net income 16,489$ 364$ 16,853$ Dilu ed income per share 0.47$ 0.01$ 0.48$ Shares used in computing Diluted EPS: 34,960,049 34,960,049 Gross Margin % (c) 19.68% 19.80% Three Months Ended July 26, 2014 Q4-14 Notes: Amounts above may not add due to rounding. For the quarter ended July 26, 2014, the items reconciling GAAP to Non-GAAP financial measures are specifically described below: (a) Pre-tax charges for wage and hour class action litigation settlements. (b) Provision for income taxes includes the tax effect of the other reconciling items identified herein. (c) Gross margin % is calculated as contract revenues less cost of earned revenues (excluding depreciation and amortization) as a percentage of contract revenues.

Fiscal 2015 3rd Quarter Presentation May 20, 2015